Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of MGM MIRAGE
Las Vegas, NV

We have audited the accompanying combined balance sheets of The Primadonna Company, LLC (the “Company”) as of December 31,2006 and 2005, and the related combined statements of income and changes in member’s equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of The Primadonna Company, LLC as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an entity unaffiliated with its parent company, MGM MIRAGE. Portions of certain expenses represent allocations made from home-office items applicable to MGM MIRAGE as a whole.

As discussed in Note 9 to the combined financial statements, on January 1,2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
April 4, 2007

THE PRIMADONNA COMPANY, LLC

COMBINED BALANCE SHEETS

(In thousands)

	At December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$17,568	$18,835
Accounts receivable, net	2,621	1,965
Inventories	1,514	1,437
Prepaid expenses and other	4,976	4,938
Total current assets	26,679	27,175

Property and equipment, net	196,389	211,163

Deposits and other assets, net	1,789	2,138

	$224,857	$240,476

LIABILITIES AND MEMBER’S EQUITY

Current liabilities
Accounts payable	$8,853	$10,663
Accrued liabilities	16,704	15,920
Total current liabilities	25,557	26,583

Other long-term liabilities
Deferred revenue	4,004	4,525
Asset retirement obligation	491	460
	4,495	4,985

Commitments and contingencies (Note 7)	—	—

Member’s equity	194,805	208,908

	$224,857	$240,476

The accompanying notes are an integral part of these combined financial statements.

THE PRIMADONNA COMPANY, LLC

COMBINED STATEMENTS OF INCOME

(In thousands)

	Year Ended December 31,
	2006	2005	2004
Revenues
Casino	$149,583	$147,878	$143,213
Rooms	25,273	24,102	21,816
Food and beverage	35,238	35,314	33,475
Gas station	65,521	55,175	44,344
Entertainment, retail and other	17,727	17,752	16,794
	293,342	280,221	259,642
Less: Promotional allowances	(27,846)	(27,821)	(24,046)
	265,496	252,400	235,596
Expenses
Casino	72,250	71,941	70,034
Rooms	12,178	12,446	12,006
Food and beverage	19,544	18,287	18,851
Gas station	57,928	48,336	38,940
Entertainment, retail and other	11,863	11,852	9,219
General and administrative	26,436	25,035	23,979
Advertising and marketing	2,711	2,848	3,627
Parent management fee	3,765	3,625	3,365
Property operations	21,157	20,178	20,005
Property transactions, net	(80)	(141)	431
Depreciation and amortization	19,953	21,417	19,660
	247,705	235,824	220,117
Operating income	17,791	16,576	15,479

Non-operating income (expense)
Interest income	—	73	1
Interest expense to Parent	—	(135)	(1,305)
	—	(62)	(1,304)
Net income	$17,791	$16,514	$14,175

The accompanying notes are an integral part of these combined financial statements.

THE PRIMADONNA COMPANY, LLC

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2006	2005	2004

Cash flows from operating activities
Net income	$17,791	$16,513	$14,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,953	21,417	19,660
Provision for doubtful accounts	23	(5)	1
Property transactions, net	(80)	(141)	431
Changes in assets and liabilities:
Accounts receivable	(679)	(334)	(5)
Inventories	(77)	403	1,210
Prepaid expenses and other	(38)	(119)	(67)
Deposits and other assets	349	351	(1,299)
Accounts payable	(1,810)	1,769	2,350
Accrued liabilities	784	1,654	(2,365)
Deferred revenue	(521)	151	(1,683)
Asset retirement obligation	31	460	—
Net cash provided by operating activities	35,726	42,119	32,408

Cash flows from investing activities
Capital expenditures	(5,179)	(8,018)	(20,795)
Dispositions of property and equipment	80	141	108
Net cash used in investing activities	(5,099)	(7,877)	(20,687)

Cash flows from financing activities
Change in receivable from MGM MIRAGE	(31,894)	(32,694)	(14,090)
Net cash used in financing activities	(31,894)	(32,694)	(14,090)

Cash and cash equivalents
Net increase (decrease) for the year	(1,267)	1,548	(2,369)
Balance, beginning of year	18,835	17,287	19,656
Balance, end of year	$17,568	$18,835	$17,287

The accompanying notes are an integral part of these combined financial statements.

THE PRIMADONNA COMPANY, LLC

COMBINED STATEMENTS OF MEMBER’S EQUITY

(In thousands)

For the Years Ended December 31, 2006, 2005 and 2004

				Total
	Member’s	Receivable from	Retained	Member’s
	Interest	MGM MIRAGE	Earnings	Equity

Balances, January 1, 2004	$244,667	$(147,320)	$116,137	$213,484

Net income	—	—	14,175	14,175
Changes in receivable from MGM MIRAGE, net	—	(2,570)	—	(2,570)
Balances, December 31, 2004	244,667	(149,890)	130,312	225,089

Net income	—	—	16,513	16,513
Changes in receivable from MGM MIRAGE, net	—	(32,694)	—	(32,694)
Balances, December 31, 2005	244,667	(182,584)	146,825	208,908

Net income	—	—	17,791	17,791
Changes in receivable from MGM MIRAGE, net	—	(31,894)	—	(31,894)

Balances, December 31, 2006	$244,667	$(214,478)	$164,616	$194,805

The accompanying notes are an integral part of these combined financial statements.

THE PRIMADONNA COMPANY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION

The Primadonna Company, LLC (the “Company”) is a Nevada limited liability company, organized on March 31, 1999. As of December 31, 2006, 100% of the member’s interest of the Company was owned by New York-New York Hotel & Casino, LLC, a Nevada limited liability company, which is a wholly-owned subsidiary of MGM MIRAGE (“MGM MIRAGE” or “Parent”), a Nevada corporation.  The Company operates three casino resorts in Primm, Nevada, at the California/Nevada state line — Whiskey Pete’s, Buffalo Bill’s and the Primm Valley Resort.  In addition, the Company owns and operates three gas stations.

In October 2006, MGM MIRAGE entered into an agreement to sell the Company for $400 million. MGM MIRAGE expects to complete the sale of the Company by the second quarter of 2007. The agreement is subject to regulatory approval and other customary closing conditions.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Principles of combination.  The financial statements include the accounts of the Company and its subsidiaries.  All intercompany transactions among entities in the combined group have been eliminated.  Certain estimates, including allocations from the Parent, have been made to provide financial information on a combined basis for stand-alone reporting purposes.  In the opinion of management, all adjustments necessary to fairly state the financial statements have been reflected.

Management’s use of estimates.  The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  Those principles require the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents.  Cash and cash equivalents include investments and interest bearing instruments with maturities of three months or less at the date of acquisition.  Such investments are carried at cost which approximates market value.  Book overdraft balances resulting from the Parent’s cash management program are recorded as accounts payable.

Inventories.  Inventories consist of food and beverage, retail merchandise and operating supplies, and are stated at the lower of cost or market.  Cost is determined primarily by the average cost method for food and beverage and supplies and the retail inventory or specific identification methods for retail merchandise.

Property and equipment.  Property and equipment are stated at cost.  Gains or losses on dispositions of property and equipment are included in the determination of income.  Maintenance costs are expensed as incurred.  Property and equipment are generally depreciated over the following estimated useful lives on a straight-line basis:

Buildings and improvements	30 to 45 years
Land improvements	10 to 20 years
Furniture and fixtures	3 to 10 years
Equipment	3 to 20 years

The Company evaluates its property and equipment and other long-lived assets for impairment in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  For assets to be disposed of, the Company recognizes the asset to be sold at the lower of carrying value or fair value less costs of disposal.  Fair value for assets to be disposed of is estimated based on comparable asset sales, offers received, or a discounted cash flow model.

For assets to be held and used, the Company reviews fixed assets for impairment whenever indicators of impairment exist.  If an indicator of impairment exists, the Company compares the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset.  If the undiscounted cash flows exceed the carrying value, no impairment is indicated.  If the undiscounted cash flows do not exceed the carrying value, then an impairment is measured based on fair value compared to carrying value, with fair value typically based on a discounted cash flow model.  If an asset is still under development, future cash flows include remaining construction costs.

As a result of the agreement to sell the Company, the Company performed an impairment analysis of its long-lived assets.  Since the sales price exceeded the net book value of the net assets to be sold, no impairment was indicated.

Revenue recognition and promotional allowances.  Casino revenue is the aggregate net difference between gaming wins and losses.  Hotel, food and beverage, entertainment and other operating revenues are recognized as services are performed.  Advance deposits on rooms and advance ticket sales are recorded as accrued liabilities until services are provided to the customer.

Gaming revenues are recognized net of certain sales incentives, including discounts and points earned in point-loyalty programs.  The retail value of accommodations, food and beverage, and other services furnished to guests without charge is included in gross revenue and then deducted as promotional allowances.  The estimated cost of providing such promotional allowances, primarily included in casino expenses, is as follows:

	Year Ended December 31,
	2006	2005	2004
	(In thousands)
Rooms	$6,175	$5,672	$5,170
Food and beverage	17,255	17,200	16,199
Other	2,623	2,821	1,643
	$26,053	$25,693	$23,012

Advertising.  The Company expenses advertising costs the first time the advertising takes place.  Advertising expense was $2.8 million, $2.8 million and $3.6 million for the years ended December 31, 2006, 2005, and 2004, respectively.

Property operations.  The Company expenses utilities, rent, property tax, insurance, repairs and maintenance as property operations expense.

Income taxes.  Because the Company is a limited liability company, it is not subject to Federal income tax on a stand-alone basis.  The Company is part of the Parent’s consolidated tax entity.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	At December 31,
	2006	2005
	(In thousands)
Casino	$112	$154
Hotel	1,447	1,106
Other	1,107	777
	2,666	2,037
Less: Allowance for doubtful accounts	(45)	(72)
	$2,621	$1,965

NOTE 4 — PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	At December 31,
	2006	2005
	(In thousands)
Land	$688	$688
Buildings, building improvements and land improvements	239,017	237,643
Furniture, fixtures and equipment	60,850	62,582
Construction in progress	142	252
	300,697	301,165
Less: Accumulated depreciation and amortization	(104,308)	(90,002)
	$196,389	$211,163

NOTE 5 — ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	At December 31,
	2006	2005
	(In thousands)
Payroll and related	$6,126	$5,634
Advance deposits and ticket sales	961	1,099
Gaming related accruals	4,182	4,793
Taxes, other than income taxes	1,485	1,584
Other	3,950	2,810
	$16,704	$15,920

NOTE 6 — DEFERRED REVENUE

In 2001, the Company entered into an agreement to provide certain water services to a non-related third party through 2033.  The agreement provides for an initial fee at inception and recurring annual fees throughout the life of the agreement.  The initial fee is recognized by the Company over the term of the agreement.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Leases.  The Company leases real estate and various equipment under operating lease arrangements.  Certain real estate leases provide for escalation of rent based upon a specified price index and/or based upon periodic appraisals.

At December 31, 2006, the Company was obligated under non-cancelable operating leases to make future minimum lease payments as follows:

Operating
Leases
(In thousands)
Years ending December 31,
2007	$6,060
2008	5,466
2009	5,438
2010	5,438
2011	5,438
Thereafter	170,679
Total minimum lease payments	$198,519

The Company leases approximately 143 acres of land from Primm South Real Estate Company.  The annual rent amount as of December 31, 2006 was $5.4 million and is subject to an increase based on CPI on the July 1st anniversary date.  The rental amount is also subject to an appraisal adjustment every eight years, with the next appraisal adjustment occurring on July 1, 2009.  Rent expense for operating leases was $6.1 million, $6.0 million and $5.3 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Asset Retirement Obligation.  The Company has adopted SFAS No. 143, “Accounting for Asset Retirement Obligations,” which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it was incurred if a reasonable estimate of fair value could be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset depreciated over the estimated useful life of the related assets.  In 2005, after the issuance of FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” the Company recorded a net asset and related liability of $0.5 million related to expected costs to return leased land to its original state at the end of the lease agreement (using a 6.7% discount rate and a 3.0% inflation rate). The information below reconciles the value of the asset retirement obligation for the periods presented.

	At Ended December 31,
	2006	2005
	(In thousands)
Balance, beginning of period	$460	$—
Liabilities incurred	—	460
Accretion expense	31	—
Balance, end of period	$491	$460

Litigation.  The Company is a party to various legal proceedings, most of which relate to routine matters incidental to its business.  Management does not believe that the outcome of such proceedings will have a material adverse effect on the Company’s financial position or results of operations.

NOTE 8 — RECEIVABLE FROM MGM MIRAGE

As discussed in Note 12, the Company’s activities are largely funded through the Parent’s central cash management program.  Any excess cash flow of the Company is distributed to the Parent under an intercompany funding arrangement and is used by the Parent to reduce borrowings under the Parent’s bank credit facility.  Parent does not currently intend to repay in the foreseeable future the intercompany receivable; therefore, it has been classified as a contra member’s equity account.

NOTE 9 — STOCK-BASED COMPENSATION

Adoption of SFAS 123(R).  Employees of the Company are eligible to receive stock-based awards, such as stock options, under MGM MIRAGE’s current and previous incentive plans, all of which are administered by MGM MIRAGE’s Compensation Committee of the Board of Directors (the “Committee”).

Effective January 1, 2006, the Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”).  The Company previously accounted for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and the Financial Accounting Standards Board’s Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25,” and disclosed supplemental information in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”).  Under these standards, the Company did not incur compensation expense for employee stock options when the exercise price was at least 100% of the market value of the Company’s common stock on the date of grant.  SFAS 123(R) requires that all stock-based compensation, including shares and share-based awards to employees, be valued at fair value.  The Company measures fair value of share-based awards using the Black-Scholes model.

Under SFAS 123(R), compensation is attributed to the periods of associated service.  For awards granted prior to January 1, 2006, such expense is being recognized on an accelerated basis since that is the method the Company previously applied in its supplemental disclosures.  Beginning with awards granted on January 1, 2006, such expense is being recognized on a straight-line basis over the vesting period of the awards.  Forfeitures are estimated at the time of grant, with such estimate updated periodically and with actual forfeitures recognized currently to the extent they differ from the estimate.

The Company adopted SFAS 123(R) by applying the modified-prospective transition method.  Under this method, the Company began applying the valuation and other criteria of SFAS 123(R) on January 1, 2006, and began recognizing expense for the unvested portion of previously issued grants at the same time, based on the valuation and attribution methods originally used to calculate the disclosures.

The impact of adopting SFAS 123(R) was incremental compensation cost, and associated reduction in net income, of $986,000 for the year ended December 31, 2006.

Information about the Company’s share-based awards.  MGM MIRAGE adopted the Omnibus Incentive Plan in 2005 which allows for the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards to eligible salaried officers, directors and other key employees of the Company.  The Committee has discretion under the omnibus plan regarding which type of awards to grant, the vesting and service requirements, exercise price and other conditions, in all cases subject to certain limits, including:

•                  The omnibus plan allowed for the issuance of up to 20 million shares or share-based awards;

•                  For stock options and stock appreciation rights, the exercise price of the award must equal the fair market value of the stock on the date of grant and the maximum term of such an award is ten years.

To date, the Committee has only awarded stock options and stock appreciation rights under the omnibus plan.  MGM MIRAGE’s practice has been to issue new shares upon the exercise of stock options.  Under MGM MIRAGE’s previous plans, the Committee had issued stock options and restricted stock.  Stock options and stock appreciation rights granted under all plans generally have either 7-year or 10-year terms, and in most cases are exercisable in either four or five equal annual installments.  Restrictions on restricted shares granted under a previous plan lapsed 50% on the third anniversary date after the grant and 50% on the fourth anniversary date after the grant.  As of December 31, 2006, the aggregate number of share-based awards available for grant under the omnibus plan was 4.7 million.

A summary of activity related to Company employees under MGM MIRAGE’s share-based payment plans for the year ended December 31, 2006 is presented below:

Stock options and stock appreciation rights

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
	(000’s)			($000’s)
Outstanding at January 1, 2006	429	$24.19
Granted	10	42.93
Exercised	(135)	17.72
Forfeited or expired	(8)	39.07
Outstanding at December 31, 2006	296	27.37	5.7	$8,875
Exercisable at December 31, 2006	33	21.97	5.8	$1,175

The total intrinsic value of stock options and stock appreciation rights exercised during the years ended December 31, 2006, 2005 and 2004 was $4.4 million, $2.7 million and $2.0 million, respectively.  As of December 31, 2006, there was a total of $1.2 million of unamortized compensation related to stock options and stock appreciation rights, which cost is expected to be recognized over a weighted-average period of 2.3 years.

Restricted stock

		Weighted
		Average
		Grant-Date
	Shares	Fair Value
	(000’s)
Nonvested at January 1, 2006	7	$17.62
Granted	—
Vested	(7)	17.62
Forfeited	—
Nonvested at December 31, 2006	—

During each of the years ended December 31, 2006 and 2005, restrictions lapsed with respect to 7,000 shares with a total fair value of $123,000.

Recognition of compensation cost.  The following table shows information about compensation cost recognized:

	Year Ended December 31,
	2006	2005	2004
	(In thousands)
Stock options and stock appreciation rights	$986	$—	$—
Restricted stock	26	70	88
Total compensation cost recognized as expense	$1,012	$70	$88

Compensation cost for stock options and stock appreciation rights was based on the fair value of each award, measured by applying the Black-Scholes model on the date of grant, using the following weighted-average assumptions (assumptions in 2005 were used to compute the pro forma compensation for disclosure purposes only; no stock options were granted to Company employees in 2004):

	Year Ended December 31,
	2006	2005	2004
Expected volatility	33%	37%	N/A
Expected term	4.1 years	4.3 years	N/A
Expected dividend yield	0%	0%	N/A
Risk-free interest rate	4.9%	3.8%	N/A
Forfeiture rate	4.6%	0.0%	N/A
Weighted-average fair value of options granted	$14.61	$12.42	N/A

Expected volatility is based in part on historical volatility and in part on implied volatility based on traded options on the Company’s stock.  The expected term considers the contractual term of the option as well as historical exercise and forfeiture behavior.  The risk-free interest rate is based on the rates in effect on the grant date for US Treasury instruments with maturities matching the relevant expected term of the award.

Pro forma disclosures.  Had the Company accounted for these plans during 2005 and 2004 under the fair value method allowed by SFAS 123, the Company’s net income would have been reduced to recognize the fair value of employee stock options, as follows:

	Year Ended December 31,
	2005	2004
	(In thousands)
As reported	$16,513	$14,175
Incremental stock-based compensation under SFAS 123	(687)	(348)
Pro forma	$15,826	$13,827

NOTE 10 — EMPLOYEE BENEFIT PLANS

The Company is self-insured for most health care benefits for its employees, through plans administered by MGM MIRAGE.  The liability for claims filed and estimates of claims incurred but not reported is included in “Accrued liabilities” in the accompanying combined balance sheets.

The Company, through MGM MIRAGE, has retirement savings plans under Section 401(k) of the Internal Revenue Code for eligible employees.  The plans allow employees to defer, within prescribed limits, up to 30% of their income on a pre-tax basis through contributions to the plans.  The Company matches, within prescribed limits, a portion of eligible employees’ contributions.  In the case of certain union employees, the Company contributions to the plan are based on hours worked.  The Company recorded charges for 401(k) contributions of $0.8 million in 2006, $0.7 million in 2005 and $0.6 million in 2004.

The Company, through MGM MIRAGE, maintains a nonqualified deferred retirement plan for certain key employees. The plan allows participants to defer, on a pre-tax basis, a portion of their salary and bonus and accumulate tax deferred earnings, plus investment earnings on the deferred balances, as a retirement fund.  Participants receive a Company match of up to 4% of salary, net of any Company match received under the Company’s 401(k) plan.  All employee deferrals vest immediately.  The Company matching contributions vest ratably over a three-year period.  The Company recorded charges for matching contributions of $0.1 million in 2006, $0.1 million in 2005 and $0.1 million in 2004.

The Company, through MGM MIRAGE, implemented a supplemental executive retirement plan (“SERP”) for certain key employees effective January 1, 2001.  The SERP is a nonqualified plan under which the Company makes quarterly contributions which are intended to provide a retirement benefit that is a fixed percentage of a participant’s estimated final five-year average annual salary, up to a maximum of 65%.  Company contributions and investment earnings on the contributions are tax-deferred and accumulate as a retirement fund.  Employees do not make contributions under this plan.  A portion of the Company contributions and investment earnings thereon vests after three years of SERP participation and the remaining portion vests after both five years of SERP participation and 10 years of continuous service.  The Company recorded expense under this plan of $0.1 million in 2006, $0.1 million in 2005 and $0.1 million in 2004.

NOTE 11 — PROPERTY TRANSACTIONS, NET

The Company classifies transactions related to long-lived assets – such as write-downs and impairments, demolition costs, and normal gains and losses on the sale of fixed assets – as “Property transactions, net” in the statements of income.  Property transactions, net consisted largely of routine assets sales for the years ended December 31, 2006, 2005 and 2004.  In 2004, recognized losses include assets removed from service in connection with new capital projects at Buffalo Bill’s, Whiskey Pete’s and Primm Valley Resort.

NOTE 12 — RELATED PARTY TRANSACTIONS

Treasury.  All treasury functions are maintained at MGM MIRAGE. Net cash receipts generated by the Company are deposited into an account maintained by MGM MIRAGE, and the Company’s cash requirements are met by MGM MIRAGE on the Company’s behalf. Generally, the Company generates positive cash flow from operations, and has historically been a net lender to MGM MIRAGE – see Note 8.

Asset transfers - supplemenatal non-cash disclosure.  During 2004, the Company received from Parent slot machines with a net book value of $11.5 million.

Operating costs.  The Company is charged for its proportionate share of certain direct operating expenses incurred by MGM MIRAGE. Such costs are primarily comprised of charges for the following functions: (i) information services (including the cost of computer hardware and software, and programming and operations personnel), (ii) marketing, communications and community relations, and (iii) internal audit and risk management. Amounts charged for these services were determined on the basis of total costs incurred by MGM MIRAGE. Costs were allocated to the Company based on the Company’s estimated proportionate level of effort as computed using employee headcounts within the related departments. While certain services may not be continued in the future, management of the Company believes that the costs reflected for these services is representative of the costs that would have been incurred for similar functions on a stand-alone basis during the periods presented. Allocated costs are reflected in general and administrative expenses in the accompanying financial statements and totaled $1.0 million, $0.9 million and $0.7 million in the years ended December 31, 2006, 2005 and 2004, respectively.

Interest expense.  During 2005 and 2004, the Company paid Parent $0.1 million and $1.3 million in interest primarily related to the Parent’s 1999 retirement of the Company’s debt.  The Company was acquired by Parent in 1999.

Management Fee. The Company has historically been charged a management fee by Parent for executive, financial, tax and similar services, collectively referred to as “corporate functions,” except those services referred to above in “Operating costs.”  The fee also includes the cost to the Company of licensing the rights to use trademarks owned by MGM MIRAGE, including the “Primm Valley” name and logo.  Such amount also includes an estimated allocation of actual, historical costs for external audit and financial reporting, regulatory oversight and compliance, and similar functions that are necessary to present the Company as a stand-alone business. Management of the Company believes that the costs reflected for these services is representative of the costs that would have been incurred for similar functions on a stand-alone basis during the periods presented. After the completion of the Acquisition (see Note 1), the Company will own the “Primm Valley” name and associated trademarks and will not be subject to a licensing or royalty fee.